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                                                                   Exhibit 23.14

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 1999, with respect to the consolidated financial statements of Falcon Communications, L.P. included in the Registration Statement on Form S-4 (No. 333-77499) and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Capital Corporation for the registration of $1,532,000,000 of Senior Notes and Senior Discount Notes.


                                       /s/ ERNST & YOUNG LLP

Los Angeles, California
January 20, 2000